Exhibit 99.1

CVR Energy Reports 2018 Fourth Quarter and Full Year Results
And Announces Cash Dividend of 75 Cents

•	Achieved significant year-over-year environmental, health and safety improvements at all sites.

•	Increased internal Renewable Identification Number generation through the initiation of biodiesel blending capabilities.

•	Completed Red River pipeline reversal to provide more shale oil to the Coffeyville refinery.

•	CVR Partners added unit train capabilities through a new Coffeyville rail loading rack, which enhanced its geographic reach and reduced its distribution costs.

•	Declared a fourth quarter 2018 cash dividend of 75 cents per share, bringing the cumulative cash dividends declared for 2018 to $2.75 per share.

•	$3.00 annualized dividend with a current yield of 7 percent.

SUGAR LAND, Texas (Feb. 20, 2019) - CVR Energy, Inc. (NYSE: CVI) today announced fourth quarter 2018 net income of $82 million, or 82 cents per diluted share, on net sales of $1.7 billion, compared to net income of $200 million, or $2.31 per diluted share, on net sales of $1.6 billion for the prior year period. The fourth quarter of 2017 benefited from a $201 million tax benefit resulting from new tax legislation. Fourth quarter 2018 adjusted EBITDA was $202 million compared to $64 million for the same period a year earlier.

For full year 2018, the Company reported net income of $289 million, or $3.12 per diluted share, on net sales of $7.1 billion, compared to net income for full year 2017 of $235 million, or $2.70 per diluted share, on net sales of $6.0 billion. Adjusted EBITDA for full year 2018 was $825 million, compared to $406 million for the previous year.

“CVR Energy reported strong results for the 2018 full year, led by our petroleum segment and the improved second half results from our nitrogen fertilizer segment,” said Dave Lamp, CVR Energy’s Chief Executive Officer. “Our petroleum segment has experienced significantly increased earnings year-over-year, driven by stronger crack spreads, wide crude oil differentials, additional runs of regional shale oil, a lower Renewable Volume Obligation and lower Renewable Identification Number prices.

“CVR Partners benefited from higher netback pricing in 2018,” Lamp said. “We also are pleased to report that CVR Partners generated positive distributable cash and declared a 12 cent per unit distribution for the fourth quarter 2018.”

Petroleum

The petroleum segment, which is operated by CVR Refining and its subsidiaries and includes the Coffeyville and Wynnewood refineries, reported fourth quarter 2018 operating income of $135 million, on net sales of $1.6 billion, compared to an operating loss of $19 million, on net sales of $1.5 billion in the fourth quarter of 2017.

Refining margin, excluding the impacts of market price and volume fluctuations on inventories, per total throughput barrel, was $17.47 in the fourth quarter 2018, compared to $7.46 during the same period in 2017. Direct operating expenses (exclusive of depreciation and amortization), excluding turnaround expenses, per total throughput barrel, for the fourth quarter 2018 were $4.41, compared to $4.82 in the fourth quarter of 2017.

Fourth quarter 2018 combined total throughput was approximately 221,000 barrels per day (bpd), compared to approximately 205,000 bpd of combined total throughput for the fourth quarter of 2017.

Nitrogen Fertilizer

The nitrogen fertilizer segment, which is operated by CVR Partners and its subsidiaries and includes the Coffeyville and East Dubuque fertilizer facilities, reported fourth quarter 2018 operating income of $8 million on net sales of $98 million, compared to an operating loss of $11 million on net sales of $78 million for the fourth quarter of 2017.

CVR Partners’ fertilizer facilities produced a combined 209,000 tons of ammonia during the fourth quarter of 2018, of which 59,000 net tons were available for sale while the rest was upgraded to other fertilizer products, including 357,000 tons of UAN. In the 2017 fourth quarter, the fertilizer facilities produced 200,000 tons of ammonia, of which 64,000 net tons were available for sale while the remainder was upgraded to other fertilizer products, including 306,000 tons of UAN.

Cash, Debt and Dividend

Consolidated cash and cash equivalents was $668 million at Dec. 31, 2018. Consolidated total debt was $1,170 million at Dec. 31, 2018. The Company had no debt exclusive of its segments’ debt.

CVR Energy also announced that, on Feb. 20, 2019, its Board of Directors approved a fourth quarter 2018 cash dividend of 75 cents per share. The dividend will be paid on March 11, 2019, to stockholders of record on March 4, 2019. CVR Energy’s fourth quarter cash dividend brings the cumulative cash dividends declared for the 2018 full year to $2.50 per share.

Today, CVR Partners announced that the Board of Directors of its general partner declared a 2018 fourth quarter cash distribution of 12 cents per common unit, which will be paid on March 11, 2019, to common unitholders of record on March 4, 2019.

Fourth Quarter 2018 Earnings Conference Call

CVR Energy previously announced that it will host its fourth quarter and full-year 2018 Earnings Conference Call on Thursday, Feb. 21, at 3 p.m. Eastern. This Earnings Conference Call may also include discussion of Company developments, forward-looking information and other material information about business and financial matters.

The fourth quarter and full-year 2018 Earnings Conference Call will be webcast live and can be accessed on the Investor Relations section of CVR Energy’s website at www.CVREnergy.com. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8291. The webcast will be archived and available through March 7 at https://edge.media-server.com/m6/p/8ue9x8pd. A repeat of the call can be accessed through March 7 by dialing (877) 660-6853, conference ID 13687296.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding future: increased RIN generation; biodiesel blending; ability to provide more shale oil to the Coffeyville refinery; unit train capabilities; enhancement of CVR Partners’ geographic reach and reduction of distribution costs; reduction of overhead costs; payment of dividends and distributions, including the payment, amount and timing thereof; yield; RINs and RVO, first quarter performance, including throughput, production, direct operating expenses, capital spending; depreciation; amortization and turnaround expenses; safe and reliable operations; and other matters. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements, including (among others) price volatility of crude oil, other feedstocks and refined products; the ability of our subsidiaries, including CVR Partners, to make cash distributions; potential operating hazards; costs of compliance with existing, or compliance with new, laws and regulations and potential liabilities arising therefrom; impacts of planting season on CVR Partners; general economic and business conditions; and other risks. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. These and other risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Energy disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Energy, Inc.
Headquartered in Sugar Land, Texas, CVR Energy is a diversified holding company primarily engaged in the petroleum refining and marketing business through its interest in CVR Refining and the nitrogen fertilizer manufacturing business through its interests in CVR Partners, LP. CVR Energy subsidiaries serve as the general partner and own 34 percent of the common units of CVR Partners.

For further information, please contact:

Investor Contact:
Jay Finks
CVR Energy, Inc.
(281) 207-3588
InvestorRelations@CVREnergy.com

Media Relations:
Brandee Stephens
CVR Energy, Inc.
(281) 207-3516
MediaRelations@CVREnergy.com

Non-GAAP Measures

Our management uses certain non-GAAP performance measures to evaluate current and past performance and prospects for the future to supplement our GAAP financial information presented in accordance with U.S. GAAP. These non-GAAP financial measures are important factors in assessing our operating results and profitability and include the performance and liquidity measures defined below.

During the fourth quarter of 2018, management revised its internal and external use of non-GAAP measures. Earnings before interest, tax, depreciation and amortization (“EBITDA”) is now reconciled from net income (loss). Adjusted EBITDA, as defined below, was revised to remove adjustments for (i) first-in-first-out inventory impacts, (ii) derivative gains or losses, and (iii) business interruption insurance recoveries. Additionally, due to the revisions to Adjusted EBITDA to remove certain adjustments, we revised the definitions of our Refining Margin and Direct Operating Expense metrics in our Petroleum segment to conform. Refer to the revised definitions below for further information.

EBITDA - Consolidated net income (loss) before (i) interest expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense.

Petroleum EBITDA and Nitrogen Fertilizer EBITDA - Segment net income (loss) before segment (i) interest expense, net, (ii) income tax expense (benefit), and (iii) depreciation and amortization.

Adjusted EBITDA - EBITDA adjusted to exclude consolidated turnaround expense and other non-recurring items which management believes are material to an investor’s understanding of the Company’s underlying operating results.

Petroleum Adjusted EBITDA and Nitrogen Fertilizer Adjusted EBITDA - Segment EBITDA adjusted to exclude turnaround expense attributable to each segment and other non-recurring segment items which management believes are material to an investor’s understanding of the Petroleum or Nitrogen Fertilizer segments’ underlying operating results.

Adjusted net income (loss) is not a recognized term under GAAP and should not be substituted for net income as a measure of our performance, but rather should be utilized as a supplemental measure of financial performance in evaluating our business. Management believes that adjusted net income (loss) provides relevant and useful information that enables external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance. Adjusted net income (loss) per diluted share represents adjusted net income (loss) divided by the weighted-average diluted shares outstanding. Adjusted net income (loss) represents net income, as adjusted, that is attributable to CVR Energy stockholders.

Refining Margin - The difference between Petroleum segment net sales and cost of materials and other.

Refining Margin, excluding Inventory Valuation Impacts - Refining Margin adjusted to exclude the impact of current period market price and volume fluctuations on crude oil and refined product inventories recorded in prior periods. We record our commodity inventories on the first-in-first-out basis. As a result, significant current period fluctuations in market prices and the volumes we hold in inventory can have favorable or unfavorable impacts on our refining margins as compared to similar metrics used by other publicly-traded companies in the refining industry.

Refining Margin and Refining Margin, excluding Inventory Valuation Impacts, per Total Throughput Barrel - Refining Margin divided by the total throughput barrels during period, which is calculated as total throughput barrels per day times the number of days in the period.

Direct Operating Expenses per Throughput Barrel - Direct operating expenses for our Petroleum segment divided by total throughput barrels for the period, which is calculated as total throughput barrels per day times the number of days in the period.

Direct Operating Expenses per Total Throughput Barrel, excluding Turnaround Expense - Direct operating expenses for our Petroleum segment, excluding turnaround expenses reported as direct operating expense, divided by total throughput barrels for the period, which is calculated as total throughput barrels per day times the number of days in the period.

We present these measures because we believe they may help investors, analysts, lenders and ratings agencies analyze our results of operations and liquidity in conjunction with our U.S. GAAP results, including but not limited to our operating performance as compared to other publicly-traded companies in the refining industry, without regard to historical cost basis or financing methods and our ability to incur and service debt and fund capital expenditures. Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. See “Non-GAAP Reconciliations” section included herein for reconciliation of these amounts.

Items or Events Impacting Comparability

Refer to the “Non-GAAP Measures” section above for discussion of the changes made during the fourth quarter of 2018 to the Company’s definition of certain non-GAAP measures.

Petroleum Segment

Starting with the fourth quarter of 2018, derivative gains or losses are now presented within Cost of Materials and Other. Prior period amounts have been conformed to the current presentation.

Coffeyville Refinery - During the first quarter of 2018, our Coffeyville, Kansas refinery (the “Coffeyville Refinery”) experienced an outage with its fluid catalytic cracking unit (“FCC”) lasting 48 days. The FCC outage had a significant negative impact on production and sales during that period.

Wynnewood Refinery - During 2017, the Wynnewood, Oklahoma (“Wynnewood Refinery”) underwent a turnaround on its hydrocracking unit in the first quarter of 2017 at a cost of $13 million and the first phase of its planned facility turnaround, with the second phase scheduled for the first quarter of 2019, at a cost of approximately $67 million, including $43 million in the fourth quarter of 2017.

Nitrogen Fertilizer Segment

During the fourth quarter of 2018, we recognized a $6 million business interruption insurance recovery associated with outages at its Coffeyville, Kansas (the “Coffeyville Facility”). The recovery is recorded in the Other Income (Expense) line item. Prior year amounts, which were not material, were conformed to the current year presentation.

Coffeyville Facility - During 2018, our Coffeyville, Kansas nitrogen fertilizer facility (the “Coffeyville Facility”) had a planned, full facility turnaround lasting 15 days and incurred approximately $6 million in turnaround expense in the second quarter of 2018. During 2017, the Coffeyville Facility’s third-party air separation unit experienced a shut down. Paired with this shut down and subsequent operational challenges, the Coffeyville Facility experienced unplanned UAN downtime of 11 days during the second quarter of 2017.

East Dubuque Facility - During 2017, our East Dubuque, Illinois nitrogen fertilizer facility (the “East Dubuque Facility”) had a planned, full facility turnaround lasting 14 days and incurred approximately $3 million in turnaround expense in the third quarter of 2017. Additionally, during the fourth quarter of 2017, the East Dubuque Facility experienced unplanned downtime totaling 12 days.

5

CVR Energy, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except per share amounts)	2018	2017	2018	2017

Net sales	$1,737	$1,593	$7,124	$5,988
Operating costs and expenses:
Cost of materials and other (exclusive of depreciation and amortization)	1,387	1,366	5,683	4,953
Direct operating expenses (exclusive of depreciation and amortization)	130	175	523	598
Depreciation and amortization	51	52	202	203
Cost of sales	1,568	1,593	6,408	5,754
Selling, general and administrative expenses	28	31	112	113
Depreciation and amortization	3	3	11	11
Loss on asset disposal	—	2	6	3
Operating income	138	(36)	587	107
Other income (expense):
Interest expense, net	(24)	(27)	(102)	(109)
Other income, net	8	2	15	2
Income (loss) before income taxes	122	(61)	500	—
Income tax expense (benefit)	16	(234)	89	(217)
Net income	106	173	411	217
Less: Net income (loss) attributable to noncontrolling interest	24	(27)	122	(18)
Net income attributable to CVR Energy stockholders	$82	$200	$289	$235

Basic and diluted earnings per share	$0.82	$2.31	$3.12	$2.70
Dividends declared per share	$0.75	$0.50	$2.50	$2.00

EBITDA *	$200	$21	$815	$323
Adjusted EBITDA*	$202	$64	$825	$406

Weighted-average common shares outstanding:
Basic and Diluted	100.5	86.8	92.5	86.8

* See “Non-GAAP Reconciliations” section below reconciliation of these amounts.

Selected Balance Sheet Data:

	As of December 31,
(in millions)	2018	2017

Cash and cash equivalents	$668	$482
Working capital	797	534
Total assets	3,907	3,807
Total debt	1,170	1,166
Total liabilities	2,039	2,103
Total CVR stockholders’ equity	1,246	919

Selected Cash Flow Data:

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2018	2017	2018	2017

Net cash flow provided by (used in):
Operating activities	$101	$(159)	$620	$168
Investing activities	(33)	(115)	(100)	(196)
Financing activities	(102)	(93)	(334)	(226)
Net cash flow	$(34)	$(367)	$186	$(254)

Selected Segment Data:

	Petroleum	Nitrogen Fertilizer	Corporate and Other	Consolidated
(in millions)
Three Months Ended December 31, 2018
Net sales	$1,641	$98	$(2)	$1,737
Operating income (loss)	135	8	(5)	138
Net income (loss)	128	(1)	(21)	106

Capital Expenditures:
Maintenance capital expenditures	$22	$4	$1	$27
Growth capital expenditures	6	—	—	6
Total capital expenditures	28	4	1	33

Three Months Ended December 31, 2017
Net sales	$1,517	$78	$(2)	$1,593
Operating income (loss)	(19)	(11)	(6)	(36)
Net income (loss)	(29)	(27)	229	173

Capital Expenditures:
Maintenance capital expenditures	$20	$3	$2	$25
Growth capital expenditures	14	—	—	14
Total capital expenditures	34	3	2	39

	Petroleum	Nitrogen Fertilizer	Corporate and Other	Consolidated
(in millions)
Year Ended December 31, 2018
Net sales	$6,780	$351	$(7)	$7,124
Operating income (loss)	599	6	(18)	587
Net income (loss)	567	(50)	(106)	411

Capital Expenditures:
Maintenance capital expenditures	$62	$15	$4	$81
Growth capital expenditures	17	4	—	21
Total capital expenditures	79	19	4	102

Year Ended December 31, 2017
Net sales	$5,664	$331	$(7)	$5,988
Operating income (loss)	134	(10)	(17)	107
Net income (loss)	89	(73)	201	217

Capital Expenditures:
Maintenance capital expenditures	$79	$14	$5	$98
Growth capital expenditures	22	—	—	22
Total capital expenditures	101	14	5	120

	Petroleum	Nitrogen Fertilizer	Corporate and Other	Consolidated
(in millions)
December 31, 2018
Cash and cash equivalents	$353	$62	$253	$668
Total assets	2,360	1,254	293	3,907
Total debt	541	629	—	1,170

December 31, 2017
Cash and cash equivalents	$174	$49	$259	$482
Total assets	2,270	1,234	303	3,807
Total debt	541	625	—	1,166

Petroleum Segment:

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2018	2017	2018	2017
Net sales	$1,641	$1,517	$6,780	$5,664
Operating costs and expenses:
Cost of materials and other (1)	1,362	1,346	5,602	4,875
Direct operating expenses (1)	92	133	364	441
Depreciation and amortization	32	33	130	129
Cost of sales	1,486	1,512	6,096	5,445
Selling, general and administrative expenses	19	21	75	78
Depreciation and amortization	1	1	4	4
Loss on asset disposals	—	2	6	3
Operating income (loss)	135	(19)	599	134
Interest expense, net	(9)	(12)	(41)	(47)
Other income, net	2	2	9	2
Net income (loss)	$128	$(29)	$567	$89

Petroleum EBITDA *	$170	$17	$742	$269
Petroleum Adjusted EBITDA*	$172	$60	$746	$349

Key Operating Metrics per Total Throughput Barrel
Refining Margin *	$13.67	$9.07	$15.18	$9.92
Refining Margin, excluding Inventory Valuation Impacts *	$17.47	$7.46	$15.60	$9.55
Direct Operating Expenses *	$4.52	$7.10	$4.69	$5.55
Direct Operating Expenses, excluding Turnaround Expenses *	$4.41	$4.82	$4.65	$4.54

* See “Non-GAAP Reconciliations” section below reconciliation of these amounts.

(1)	Amounts are shown exclusive of depreciation and amortization.

Throughput Data by Refinery

	Three Months Ended December 31,		Year Ended December 31,
(in bpd)	2018	2017	2018	2017
Coffeyville
Regional shale crude	35,855	40,204	31,350	34,805
WTI	72,468	87,363	66,952	84,460
Midland WTI	18,506	—	15,893	—
Condensate	672	19	4,992	2,169
Heavy Canadian	7,629	5,657	5,302	10,135
Other feedstocks and blendstocks	12,033	12,689	8,369	9,921
Wynnewood
Regional shale crude	51,959	27,323	54,746	27,750
WTI	—	4,466	2,354	15,251
Midland WTI	7,776	21,215	10,332	29,045
Condensate	8,808	1,749	7,237	1,134
Heavy Canadian	—	—	—	—
Other feedstocks and blendstocks	5,775	3,893	5,068	3,511
Total throughput	221,481	204,578	212,595	218,181

Production Data by Refinery

	Three Months Ended December 31,		Year Ended December 31,
(in bpd)	2018	2017	2018	2017
Coffeyville
Gasoline	78,291	76,385	67,091	72,778
Distillate	60,080	61,568	56,307	59,593
Other liquid products	4,834	4,005	5,737	4,704
Solids	5,682	6,485	5,190	6,631
Wynnewood
Gasoline	39,033	28,638	40,291	38,311
Distillate	30,568	23,982	33,442	30,816
Other liquid products	2,992	4,607	4,025	5,429
Solids	27	31	41	54
Total production	221,507	205,701	212,124	218,316

Liquid Volume Yield for Petroleum Segment

	Three Months Ended December 31,		Year Ended December 31,
(as percentage of total throughput)	2018	2017	2018	2017
Liquid volume yield	97.4%	97.3%	97.3%	96.9%

Key Market Indicators

	Three Months Ended December 31,		Year Ended December 31,
(dollars per barrel)	2018	2017	2018	2017
West Texas Intermediate (WTI) NYMEX	$59.34	$55.30	$64.90	$50.85
Crude Oil Differentials:
WTI less WTS (light/medium sour)	6.63	0.42	7.77	0.97
WTI less WCS (heavy sour)	34.54	16.61	26.38	12.69
WTI less Condensate	0.65	0.10	0.46	0.12
Midland Cushing Differential	6.34	(0.25)	7.36	0.34
NYMEX Crack Spreads:
Gasoline	9.81	16.63	15.69	17.46
Heating Oil	27.74	23.96	23.15	18.93
NYMEX 2-1-1 Crack Spread	18.77	20.29	19.42	18.19
PADD II Group 3 Product Basis:
Gasoline	(0.35)	(0.14)	(1.58)	(1.83)
Ultra Low Sulfur Diesel	(0.25)	(0.53)	0.01	(0.50)
PADD II Group 3 Product Crack Spread:
Gasoline	9.46	16.49	14.11	15.63
Ultra Low Sulfur Diesel	27.49	23.42	23.16	18.42
PADD II Group 3 2-1-1	18.48	19.96	18.63	17.03

Q1 2019 Petroleum Segment Outlook

The table below summarizes our outlook for certain refining statistics and financial information for the first quarter of 2019. See “forward looking statements.”

	Q1 2019
	Low	High
Refinery Statistics:
Total throughput (bpd)	205,000	215,000

Direct operating expenses (1) (in millions)	$85	$95

Total capital spending (in millions)	$35	$45
_________________________
(1) Direct operating expenses are shown exclusive of depreciation and amortization and turnaround expenses.

Nitrogen Fertilizer Segment:

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2018	2017	2018	2017

Net sales	$98	$78	$351	$331
Operating costs and expenses:
Cost of materials and other	27	22	88	85
Direct operating expenses(1)	38	42	159	157
Depreciation and amortization	19	19	72	74
Cost of sales	84	83	319	316
Selling, general and administrative expenses(1)	6	6	26	25
Loss on asset disposals	—	—	—	—
Operating income (loss)	8	(11)	6	(10)
Other income (expense):
Interest expense, net	(15)	(16)	(62)	(63)
Other income (expense), net	6	—	6	—
Loss before income tax expense	(1)	(27)	(50)	(73)
Income tax expense (benefit)	—	—	—	—
Net loss	$(1)	$(27)	$(50)	$(73)

EBITDA *	$33	$8	$84	$64
Adjusted EBITDA*	$33	$8	$90	$67

* See “Non-GAAP Reconciliations” section below reconciliation of these amounts.

(1)	Amounts are shown exclusive of depreciation and amortization.

Key Operating Data:

Ammonia Utilization Rates (1)

	Two Years Ended December 31,
(percent of capacity utilization)	2018	2017

Consolidated	93%	92%
Coffeyville	92%	94%
East Dubuque	93%	89%
______________________________

(1)
Reflects ammonia utilization rates on a consolidated basis and at each of the Nitrogen Fertilizer facilities. Utilization is an important measure used by management to assess operational output at each of the facilities. Utilization is calculated as actual tons produced divided by capacity. The Nitrogen Fertilizer Segment presents utilization on a two-year rolling average to take into account the impact of current turnaround cycles on any specific period. The two-year rolling average is a more useful presentation of the long-term utilization performance of our plants. Additionally, we present utilization solely on ammonia production rather than each nitrogen product as it provides a comparative baseline against industry peers and eliminates the disparity of plant configurations for upgrade of ammonia into other nitrogen products. With the Nitrogen Fertilizer Segments’ efforts being primarily focused on ammonia upgrade capabilities, this measure provides a meaningful view of how well the facilities operate.

Sales and Production Data

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Consolidated sales (thousand tons):
Ammonia	46	84	202	286
UAN	364	303	1,289	1,255

Consolidated product pricing at gate (dollars per ton) (2):
Ammonia	$324	$264	$328	$280
UAN	$180	$132	$173	$152

Consolidated production volume (thousand tons):
Ammonia (gross produced) (3)	209	200	794	815
Ammonia (net available for sale) (3)	59	64	246	268
UAN	357	306	1,276	1,268

Feedstock:
Petroleum coke used in production (thousand tons)	139	117	463	488
Petroleum coke used in production (dollars per ton)	$41	$13	$28	$17
Natural gas used in production (thousands of MMBtus) (4)	2,000	1,839	7,933	7,620
Natural gas used in production (dollars per MMBtu) (4)	$4.06	$3.24	$3.28	$3.24
Natural gas in cost of materials and other (thousands of MMBtus) (4)	1,854	2,153	7,122	8,052
Natural gas in cost of materials and other (dollars per MMBtu) (4)	$3.50	$3.17	$3.15	$3.26
______________________________

(2)
Product pricing at gate represents net sales less freight revenue divided by product sales volume in tons and is shown in order to provide a pricing measure that is comparable across the fertilizer industry.

(3)
Gross tons produced for ammonia represent total ammonia produced, including ammonia produced that was upgraded into other fertilizer products. Net tons available for sale represent ammonia available for sale that was not upgraded into other fertilizer products.

(4)	The feedstock natural gas shown above does not include natural gas used for fuel. The cost of fuel natural gas is included in direct operating expense.

Key Market Indicators

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Ammonia - Southern plains (dollars per ton)	423	315	370	314
Ammonia - Corn belt (dollars per ton)	479	340	424	358
UAN - Corn belt (dollars per ton)	255	190	219	192

Natural gas NYMEX (dollars per MMBtu)	3.75	2.92	3.08	3.02

Non-GAAP Reconciliations:

Reconciliation of Consolidated Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2018	2017	2018	2017
Net income	$106	$173	$411	$217
Add:
Interest expense, net	24	27	102	109
Income tax expense (benefit)	16	(234)	89	(217)
Depreciation and amortization	54	55	213	214
EBITDA	200	21	815	323
Add:
Turnaround expenses	2	43	10	83
Adjusted EBITDA	$202	$64	$825	$406

Reconciliation of Income before income tax expense to Adjusted Net Income

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2018	2017	2018	2017
Income before income tax expense	$122	$(61)	$500	$—
Adjustments:
Turnaround expenses	2	43	10	83
Adjusted net income before income tax expense and noncontrolling interest	124	(18)	510	83
Adjusted net income attributed to noncontrolling interest	(24)	13	(127)	(12)
Income tax expense (benefit), as adjusted	(17)	223	(91)	196
Adjusted net income	$83	$218	$292	$267

Adjusted net income per diluted share	$0.83	$2.51	$3.16	$3.08

Reconciliation of Petroleum Segment Net Income to Petroleum EBITDA and Petroleum Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2018	2017	2018	2017
Net income (loss)	$128	$(29)	$567	$89
Add:
Interest expense, net	9	12	41	47
Depreciation and amortization	33	34	134	133
Petroleum EBITDA	170	17	742	269
Add:
Turnaround expenses	2	43	4	80
Adjusted Petroleum EBITDA	$172	$60	$746	$349

Reconciliation of Petroleum Gross Profit to Refining Margin

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2018	2017	2018	2017
Net sales	$1,641	$1,517	$6,780	$5,664
Cost of materials and other	1,362	1,346	5,602	4,875
Direct operating expenses (exclusive of depreciation and amortization and turnaround expenses as reflected below)	90	90	360	361
Turnaround expenses	2	43	4	80
Depreciation and amortization	32	33	130	129
Gross profit	155	5	684	219
Add:
Direct operating expenses (exclusive of depreciation and amortization and turnaround expenses as reflected below)	90	90	360	361
Turnaround expenses	2	43	4	80
Depreciation and amortization	32	33	130	129
Refining margin	$279	$171	$1,178	$789

Exclude: (favorable) unfavorable inventory valuation impacts	77	(31)	32	(29)
Refining margin, excluding inventory valuation impacts	$356	$140	$1,210	$760

Reconciliation of Refining Margin and Refining Margin, excluding Inventory Valuation Impacts, per Total Throughput Barrel

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Total throughput barrels per day	221,481	204,578	212,595	218,181
Days in the period	92	92	365	365
Total throughput barrels	20,376,252	18,821,176	77,597,175	79,636,065

	Three Months Ended December 31,		Year Ended December 31,
(In millions)	2018	2017	2018	2017
Refining margin	$279	$171	$1,178	$789
Divided by: total throughput barrels	20	19	78	80
Refining margin per total throughput barrel	$13.67	$9.07	$15.18	$9.92

	Three Months Ended December 31,		Year Ended December 31,
(In millions)	2018	2017	2018	2017
Refining margin, excluding inventory valuation impacts	$356	$140	$1,210	$760
Divided by: total throughput barrels	20	19	78	80
Refining margin, excluding inventory valuation impacts, per total throughput barrel	$17.47	$7.46	$15.60	$9.55

Reconciliation of Petroleum Direct Operating Expenses and Direct Operating Expenses, excluding Turnaround Expenses, per Total Throughput Barrel

	Three Months Ended December 31,		Year Ended December 31,
(In millions)	2018	2017	2018	2017
Direct operating expenses (exclusive of depreciation and amortization)	$92	$133	$364	$441
Divided by: total throughput barrels	20	19	78	80
Direct operating expense per total throughput barrel	4.52	7.10	4.69	5.55

Direct operating expenses (exclusive of depreciation and amortization)	92	133	364	441
Turnaround expenses	2	43	4	80
Direct operating expenses, excluding turnaround expenses	90	90	360	361
Divided by: total throughput barrels	20	19	78	80
Direct operating expenses, excluding turnaround expenses, per total throughput barrel	$4.41	$4.82	$4.65	$4.54

Reconciliation of Nitrogen Fertilizer Net Loss to Nitrogen Fertilizer EBITDA and Nitrogen Fertilizer Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2018	2017	2018	2017

Net loss	$(1)	$(27)	$(50)	$(73)
Add:
Interest expense, net	15	16	62	63
Depreciation and amortization	19	19	72	74
Nitrogen Fertilizer EBITDA	33	8	84	64
Add:
Turnaround expenses	—	—	6	3
Nitrogen Fertilizer Adjusted EBITDA	$33	$8	$90	$67